UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

SCHEDULE 14C

(RULE 14c-101)

INFORMATION REQUIRED IN Information STATEMENT

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c) of the Securities Exchange Act of 1934

Filed by Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☒	Preliminary Information Statement
☐	Confidential, for use of the Commission only (only as permitted by Rule 14c-5(d)(2))
☐	Definitive Information Statement

REED’s, INC.

(Name of Registrant as Specified in its Charter)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) of Schedule 14A (17 CFR 240.14a-101) per Item 1 of this Schedule and Exchange Act Rules 14c-5(g) and 0-11

PRELIMINARY INFORMATION STATEMENT DATED SEPTEMBER 30, 2025 – SUBJECT TO COMPLETION

NOTICE OF STOCKHOLDER ACTION BY WRITTEN CONSENT

REED’S, INC.

501 Merritt 7 Corporate Park

Norwalk, Connecticut 06851

(800) 997-3337

Dear Stockholders:

This notice of written consent and accompanying information statement (the “Information Statement”) are being furnished on or about           , 2025, by the board of directors (the “Board”) of Reed’s, Inc., a Delaware corporation (the “Company”), to the holders of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), as of the close of business on September 29, 2025 (the “Record Date”), for informational purposes only pursuant to Section 14(c) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations thereunder.

The purpose of this Information Statement is to inform the Company’s stockholders that, on September 29, 2025, D&D Source of Life Holding, Ltd., the stockholder of the Company that owned a majority of the issued and outstanding shares of the Company’s voting capital stock, representing at that time approximately 52.8% of the Company’s outstanding shares of voting capital stock, by written consent in lieu of a meeting, authorized the granting of discretionary authority to the Board to amend the Company’s certificate of incorporation (the “Charter”) to effect a reverse stock split, at a ratio of not less than 1-for-3 and not greater than 1-for-9, inclusive, of the Common Stock, without a corresponding decrease to the Company’s authorized shares of Common Stock (the “Reverse Stock Split”), with the exact ratio to be determined by the Board. The accompanying Information Statement, which we urge you to read carefully, describes the Reverse Stock Split in more detail.

THIS IS NOT A NOTICE OF AN ANNUAL MEETING OR SPECIAL MEETING OF STOCKHOLDERS AND NO STOCKHOLDER MEETING WILL BE HELD TO CONSIDER ANY MATTER WHICH WILL BE DESCRIBED HEREIN.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

No action is required by you. Pursuant to Rule 14c-2 under the Exchange Act, the Reverse Stock Split will become effective on the date that the certificate of amendment to the Charter reflecting the Reverse Stock Split is filed with the Secretary of State of the State of Delaware (or a later date specified therein), which may be no earlier than 20 calendar days after a Definitive Information Statement is filed with the Securities and Exchange Commission and a copy thereof is mailed to each of the Company’s stockholders. Notwithstanding the foregoing, we must notify the Financial Industry Regulatory Authority of the Reverse Stock Split by filing the Issuer Company Related Action Notification Form no later than 10 calendar days prior to the anticipated effective date of such actions.

BY ORDER OF THE BOARD OF DIRECTORS

, 2025

/s/ Cyril Wallace
Cyril Wallace, Chief Executive Officer

i

REED’S, INC.

501 Merritt 7 Corporate Park

Norwalk, Connecticut 06851

(800) 997-3337

GENERAL INFORMATION

This information statement (the “Information Statement”) is first being mailed on or about               , 2025 to the holders of record of the outstanding common stock, $0.0001 par value per share (the “Common Stock”), of Reed’s, Inc. (the “Company”), on September 29, 2025 (the “Record Date”), pursuant to Rule 14c-2 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). This Information Statement relates to actions taken by written consent in lieu of a meeting, on September 29, 2025 (the “Written Consent”), by the Company’s board of directors (the “Board”), and subsequently by D&D Source of Life Holding, Ltd., the stockholder of the Company that owned a majority of the outstanding shares of Common Stock (“D&D” or the “Majority Stockholder”), as of the Record Date. Except as otherwise indicated by the context, references in this Information Statement to “Reed’s,” the “Company,” “we,” “us,” or “our” are references to Reed’s, Inc.

PLEASE NOTE THAT THIS IS NOT A REQUEST FOR YOUR VOTE OR A PROXY STATEMENT, BUT RATHER AN INFORMATION STATEMENT DESIGNED TO INFORM YOU OF THE AMENDMENT OF OUR CERTIFICATE OF INCORPORATION TO EFFECT A REVERSE STOCK SPLIT.

We will bear the entire cost of furnishing this Information Statement. We will request brokerage houses, nominees, custodians, fiduciaries and other like parties to forward this Information Statement to the beneficial owners of the Common Stock held of record by them and will reimburse such persons for their reasonable charges and expenses in connection therewith.

ACTIONS BY THE BOARD OF DIRECTORS AND MAJORITY STOCKHOLDER

Under Section 228 of the Delaware General Corporation Law (the “DGCL”), any action that can be taken at an annual or special meeting of stockholders may be taken without a meeting, without prior notice and without a vote, if the holders of outstanding stock having not less than the minimum number of votes that will be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present, and voted consent to such action in writing, unless the certificate of incorporation of the company provides otherwise. The approval of the Reverse Stock Split requires the affirmative vote or written consent of a majority of the Company’s issued and outstanding shares of capital stock.

As of the Record Date, there were 53,673,722 shares of Common Stock outstanding for a total of 53,673,722 possible votes on any matter submitted to a vote of stockholders.

On the Record Date, the Board unanimously adopted a resolution authorizing the granting of the discretionary authority to the Board to amend the Company’s certificate of incorporation (as amended, the “Charter”) to effect a reverse stock split, at a ratio of not less than 1-for-3 and not greater than 1-for-9, inclusive, of the Common Stock, without a corresponding decrease to the Company’s authorized shares of Common Stock (the “Reverse Stock Split”), with the exact ratio to be determined by the Board (the “Final Ratio”), and recommended that the stockholders approve the Reverse Stock Split. In connection with the adoption of this resolution, the Board elected to seek the written consent of the Majority Stockholder.

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As of the close of business on the Record Date, pursuant to the applicable provisions of the DGCL, the Majority Stockholder held an aggregate of 28,240,423 shares of Common Stock, representing at that time approximately 52.8% of the Company’s outstanding shares of voting capital stock. The Majority Stockholder voted in favor of the Reverse Stock Split by written consent on September 29, 2025. Therefore, as of the close of business on the Record Date, the Written Consent was adopted by the consent of a majority of the total number of shares of outstanding Common Stock and is sufficient under the DGCL and the Company’s bylaws to approve the actions described herein. Accordingly, they are not presently being submitted to our other stockholders for a vote.

CORPORATE ACTION TO BE TAKEN

Pursuant to Rule 14c-2 under the Exchange Act, the Reverse Stock Split will become effective on the date that the certificate of amendment to the Charter reflecting the Reverse Stock Split is filed with the Secretary of State of the State of Delaware (or a later date specified therein), which may be no earlier than 20 calendar days after a Definitive Information Statement is filed with the Securities and Exchange Commission (“SEC”) and a copy thereof is mailed to each of the Company’s stockholders. Notwithstanding the foregoing, we must notify the Financial Industry Regulatory Authority (“FINRA”) of the Reverse Stock Split by filing the Issuer Company Related Action Notification Form no later than 10 calendar days prior to the anticipated record date of such action.

QUESTIONS AND ANSWERS ABOUT THE PROPOSED ACTIONS

Q. Why did I receive this Information Statement?

A. Applicable laws require us to provide you information regarding the Reverse Stock Split even though your vote is neither required nor requested for the Reverse Stock Split to become effective.

Q. Why am I not being asked to vote on the Reverse Stock Split?

A. Our Board unanimously voted, approved and recommended the adoption of the amendment to the Charter to effect the Reverse Stock Split and determined that the Reverse Stock Split is advisable to and in the best interests of the Company and its stockholders. Subsequently, the Majority Stockholder (the holder of shares comprising a majority of the issued and outstanding shares of the voting capital stock of the Company) approved the Reverse Stock Split pursuant to a written consent in lieu of a meeting. Such approval is sufficient under Delaware law, and no further approval by our stockholders is required. Therefore, your vote is not required and is not being sought. We are not asking you for a proxy and you are requested not to send us a proxy.

Q. What will I receive if the Reverse Stock Split is completed?

A. The Company will make a public announcement if and when the Reverse Stock Split is implemented. Upon completion of the Reverse Stock Split, each holder of our then-outstanding Common Stock immediately before the Effective Time (as defined below) will, upon the Effective Time, own a reduced number of shares of Common Stock, and stockholders holding fractional shares will receive cash in lieu thereof. See “Summary of Reverse Stock Split—Cash in Lieu of Fractional Shares.”

Q. What do I need to do now?

A. Nothing. This Information Statement is purely for your information and does not require or request you to do anything.

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FORWARD-LOOKING STATEMENTS

This Information Statement contains “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. These statements are based on our current expectations and involve risks and uncertainties. Words such as “outlook,” “believe,” “expect,” “potential,” “goal,” “continues,” “may,” “will,” “should,” “could,”, “would”, “seeks,” “approximately,” “projects,” predicts,” “intends,” “plans,” “estimates,” “anticipates” “future,” “guidance,” “target,” as well as similar expressions which predict or indicate future events and trends or which do not relate to historical matters, are intended to identify such forward-looking statements. Forward-looking statements may include statements regarding the anticipated or potential benefits of implementing a reverse stock split. We have based these forward-looking statements on our current expectations, estimates, forecasts, and projections about future events and financial trends that we believe may affect our business, financial condition, and results of operations. While we believe such information forms a reasonable basis for such statements, such information may be limited or incomplete, and our statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all potentially available relevant information. Forward-looking statements are not guarantees of future performance, conditions, or results, and are subject to risks, uncertainties, and assumptions that can be difficult to predict and/or are outside of our control. Therefore, actual results may differ materially from those contemplated by any forward-looking statements. Important factors that could cause or contribute to such differences include, but are not limited to, those discussed under “Summary of Reverse Stock Split—Certain Risks Associated with the Reverse Stock Split” in this Information Statement and in the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of our Annual Report on Form 10-K for the fiscal year ended December 31, 2024, Quarterly Report on Form 10-Q for the quarter ended June 30, 2025 and other filings with the SEC. You should not place undue reliance on forward-looking statements, which speak only as of the date of this Information Statement. Except as required by applicable law, we undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

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SUMMARY OF REVERSE STOCK SPLIT

General

As approved by our Board unanimously and by the Majority Stockholder, our Board is authorized, but not required, to amend the Charter to effect, at the option of our Board, the Reverse Stock Split of our Common Stock, at a ratio of not less than 1-for-3 and not greater than 1-for-9, inclusive, with such ratio to be determined by our Board prior to the effectiveness of such amendment. The Reverse Stock Split will be implemented at such time, if at all, as determined by our Board in its sole discretion.

A form of the certificate of amendment relating to the Reverse Stock Split, which we would file with the Secretary of State of the State of Delaware to effect the Reverse Stock Split, is attached to this Information Statement as Appendix A (the “Certificate of Amendment”). If the Reverse Stock Split is implemented, it will become effective at 5:00 p.m. Eastern Time on the date of effectiveness set forth in the certificate of amendment (the “Effective Time”). Stockholders are encouraged to review this carefully as it would modify the capitalization of the Company upon its effectiveness.

Reasons for the Reverse Stock Split

National Securities Exchange Listing

Our primary reason for seeking to effect the Reverse Stock Split is to better enable us to move toward an eventual listing of our stock on the New York Stock Exchange American Market (“NYSE American”) or other national securities exchange. Our Common Stock is currently quoted on the OTCQX Best Market. Alternative markets, like the OTCQX Best Market, are generally considered to be less efficient and not as widely followed as other, national securities exchanges, such as the NYSE American. We intend to seek to have our Common Stock trade on the NYSE American or other national securities exchange, which we believe will help support and maintain stock liquidity and company recognition for our stockholders. In order for us to list our Common Stock on the NYSE American or other national securities exchange, we must satisfy certain listing standards, including a minimum bid price. For example, listing standards of the NYSE American require that our Common Stock have a minimum bid price of at least $3.00 per share (or, if certain other conditions are met, which may not apply to us, an initial bid price of $2.00 per share). As of September 29, 2025, the closing bid price for our Common Stock as quoted on the OTCQX Best Market was $0.992 per share. Therefore, the Reverse Stock Split could help us move toward satisfying the minimum bid price listing standards of a national securities exchange like the NYSE American.

While no assurances can be given, our Board believes that the Reverse Stock Split should result in an increase in our price per share and thereby help us meet the $3.00 per share (or, if certain other conditions are met, which may not apply to us, an initial bid price of $2.00 per share) minimum bid price requirement of the NYSE American. Our Board does not believe that our Common Stock is likely to trade above $3.00 on its own accord in the short term, and therefore it is in our Company’s best interests and in the interests of our stockholders to effect the Reverse Stock Split.

Additionally, by listing on the NYSE American or other national securities exchange, we believe a greater number of investors could become interested in our Company and we can consider and pursue a wider range of future financing options to support our ongoing business objectives. We believe being listed on a national securities exchange, such as the NYSE American, is valued by many investors, including large institutions.

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Penny Stock; Trading

We also believe that the Reverse Stock Split could improve the marketability and liquidity of our Common Stock while we continue to progress towards achieving our business objectives. Trading in our securities is subject to the “penny stock” rules of the SEC. The SEC has adopted regulations that generally define a penny stock to be any unlisted equity security that has a market price of less than $5.00 per share, subject to certain exceptions. These rules require that any broker-dealer who recommends our securities to persons other than prior customers and accredited investors must, prior to the sale, make a special written suitability determination for the purchaser and receive the purchaser’s written agreement to execute the transaction. Unless an exception is available, the regulations require the delivery, prior to any transaction involving a penny stock, of a disclosure schedule explaining the penny stock market and the risks associated with trading in the penny stock market. In addition, broker-dealers must disclose commissions payable to both the broker-dealer and the registered representative and current quotations for the securities they offer. The additional burdens imposed upon broker-dealers by such requirements may discourage broker-dealers from effecting transactions in our securities, which could be limiting the market price and liquidity of our securities. In addition to the “penny stock rules” imposed by the SEC, many brokerage houses and institutional investors have internal policies and practices that either prohibit them from investing in low-priced stocks or tend to discourage individual brokers from recommending low-priced stocks to their customers due to the trading volatility often associated with low-priced stocks. Some of those policies and practices may function to make the processing of trades in low-priced stocks economically unattractive to brokers. Additionally, because brokers’ commissions on low-priced stocks generally represent a higher percentage of the stock price than commissions on higher-priced stocks, the current average price per share of our Common Stock can result in individual stockholders paying transaction costs representing a higher percentage of their total share value than would be the case if the share price were substantially higher. There is no assurance that we will not continue to be subject to the “penny stock rules” after the Reverse Stock Split.

Furthermore, we believe that a number of institutional investors and investment funds are reluctant to invest in lower priced securities and that brokerage firms may be reluctant to recommend lower priced stock to their clients, which may be due in part to a perception that lower-priced securities are less promising as investments, are less liquid in the event that an investor wishes to sell shares, or are less likely to be followed by institutional securities research firms. We believe that the reduction in the number of issued and outstanding shares of our Common Stock caused by the Reverse Stock Split, together with the anticipated increased stock price immediately following and resulting from the Reverse Stock Split, may encourage further interest and trading in our Common Stock and thus possibly promote greater liquidity for our stockholders, thereby resulting in a broader market for our Common Stock than that which currently exists.

Effective Increase in Authorized Shares

Because the Reverse Stock Split would decrease the number of shares of Common Stock outstanding and the number of shares reserved for outstanding derivative securities, such as warrants and options, without changing the Company’s authorized capital in any way, there would be a greater proportion of shares available for issuance following the Reverse Stock Split, as set forth above. We believe this effective increase in the number of authorized but unissued shares is important to the future growth of the Company because we expect to raise additional funds in order to fund our working capital, business plan, and for other corporate purposes.

The Reverse Stock Split would not have any immediate effect on the proportionate voting power or other rights of our existing stockholders. However, upon issuance, any additional shares of authorized Common Stock issued would have rights identical to our currently outstanding shares of Common Stock. To the extent that the additional authorized shares of capital stock are issued in the future, they may decrease the voting rights of existing stockholders and, depending on the price at which they are issued, could be economically dilutive to existing stockholders and have a negative effect on the market price of the Common Stock. With the exception of contractual preemptive rights held directly by D&D, holders of our Common Stock have no preemptive or similar rights, which means that current holders of Common Stock do not have a prior right to purchase any new issue of capital stock in order to maintain their proportionate ownership of the Company. We could also use the additional shares of capital stock for potential strategic transactions including, among other things, acquisitions, strategic partnerships, joint ventures, restructurings, business combinations, and investments, although we have no definitive present plans to do so. We cannot provide assurances that any such transactions will be consummated on favorable terms or at all, that they will enhance stockholder value or that they will not adversely affect our business or the trading price of our stock. However, we believe the effective increase in our authorized capital will be important to preserving our ability to grow our business.

Board Discretion to Implement the Reverse Stock Split

Our Board has the sole discretion to elect not to implement the Reverse Stock Split if it determines that doing so is in the best interests of us and our stockholders. If our Board elects to implement the Reverse Stock Split, it will also have the sole discretion to set the split ratio from among the approved range.

Our Board’s decision as to whether and when to implement the Reverse Stock Split, and to set the split ratio, will be based on a number of factors, including, but not limited to, market conditions, existing and anticipated trading prices for our Common Stock and the initial listing requirements of the NYSE American or other national securities exchange.

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Principal Effects of the Reverse Stock Split

Effect on Issued Shares of Our Common Stock

If the Reverse Stock Split is implemented, each holder of our then-outstanding Common Stock immediately before the Effective Time will, upon the Effective Time, own a reduced number of shares of Common Stock. The Reverse Stock Split will be implemented simultaneously, and the split ratio will be the same, for all issued shares of our Common Stock. The Reverse Stock Split will affect all holders of our Common Stock uniformly and will not affect any such holder’s percentage ownership interest in our company or proportionate voting power (subject, in each case, to the treatment of fractional shares of our Common Stock resulting from the Reverse Stock Split). The post-Reverse Stock Split shares will have the same terms and rights (including voting rights and rights to dividends/distributions) as, and be identical in all other respects (including par value) to, the pre-Reverse Stock Split shares, and remain fully paid and nonassessable. However, after the Effective Time, our Common Stock will have a new CUSIP number.

The Reverse Stock Split is not intended to be, and will not have the effect of, a “going private transaction” within the meaning of Rule 13e-3 under the Exchange Act.

Effect on Our Authorized Common Stock

The Reverse Stock Split will not affect the number of authorized shares of our Common Stock. However, it will result in a relative increase in the number of authorized but unissued shares of our Common Stock due to a decrease in the number of issued shares of our Common Stock. Such additional authorized but unissued shares could be used when responding to future business needs and opportunities (including equity offerings, asset acquisitions, business combinations, and other strategic transactions) as they arise.

Effect on Our Series A Convertible Preferred Stock

The Reverse Stock Split will not affect the number of shares of Series A Convertible Preferred Stock (the “Preferred Stock”) outstanding. However, if the Reverse Stock Split is implemented, the conversion terms of the Preferred Stock will be adjusted automatically to cause each share of Preferred Stock to be convertible into the number of shares of Common Stock that would have been issuable if all of the outstanding shares of the Preferred Stock were converted into Common Stock immediately prior to the Effective Time.

Effect on Our Outstanding Warrants

If the Reverse Stock Split is implemented, proportionate adjustments will be made to all then-outstanding warrants with respect to the number of shares of our Common Stock subject to such warrants and the exercise price thereof.

Effect on Our Equity Plans & Equity Awards

We maintain the 2020 Equity Incentive Plan (the “2020 Plan”) and the 2024 Inducement Plan (the “Inducement Plan” and, together with our 2020 Plan, our “Equity Plans”). If the Reverse Stock Split is implemented, our Board’s Compensation Committee (our “Compensation Committee”) will make proportionate equitable adjustments to the terms of our Equity Plans and the awards and purchase rights outstanding thereunder, including to (i) the number of shares available for future issuance under our Equity Plans, (ii) the number of shares subject to such awards and purchase rights, and (iii) the exercise and purchase price of, and other terms and conditions relating to, such awards and purchase rights, in each case to reflect the Reverse Stock Split. Our Compensation Committee will also, pursuant to its administrative authority under our Equity Plans, make such other changes as it deems necessary, desirable, or appropriate to prevent the diminution or enlargement of the benefits intended to be made available under our Equity Plans as a result of the Reverse Stock Split.

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Effect on Our Common Stock

The following tables set forth information regarding our Common Stock as of the Record Date, both before and after giving effect to the Reverse Stock Split at varying split ratios.

Split Ratio for Issued and Outstanding Shares(1)	Common Stock Authorized	Common Stock Issued and Outstanding	Shares of Common Stock Reserved for Issuance(2)	Common Stock Authorized but Unissued and Unreserved(3)
Pre-Reverse Stock Split	60,000,000	53,673,722	874,247	5,452,031
Post-Reverse Stock Split 1 for 3	60,000,000	17,891,240	291,415	41,817,343
Post-Reverse Stock Split 1 for 4	60,000,000	13,418,430	218,561	46,363,007
Post-Reverse Stock Split 1 for 5	60,000,000	10,734,744	174,849	49,090,406
Post-Reverse Stock Split 1 for 6	60,000,000	8,945,620	145,707	50,908,671
Post-Reverse Stock Split 1 for 7	60,000,000	7,667,674	124,892	52,207,433
Post-Reverse Stock Split 1 for 8	60,000,000	6,709,215	109,280	53,181,503
Post-Reverse Stock Split 1 for 9	60,000,000	5,963,746	97,138	53,939,114

(1)	As approved by the Board unanimously and by the Majority Stockholder, the Company’s Board has the discretion to determine the split ratio and timing of the Reverse Stock Split (if at all).

(2)	The pre-Reverse Stock Split number of shares of our Common Stock reserved for future issuance includes the following, as of the Record Date:

Warrants	549,292
Options	324,202
Series A Convertible Preferred Stock (as converted)	753
Total	874,247

(3)	The actual number of shares of Common Stock available after the Reverse Stock Split may be higher or lower depending on the result of rounding calculations for outstanding equity awards.

Effect on Exchange Act Obligations

The Reverse Stock Split will not affect our continuing to be subject to the periodic reporting requirements of the Exchange Act.

Certain Risks Associated with the Reverse Stock Split

We cannot assure you that the proposed Reverse Stock Split will increase our stock price.

We expect that the Reverse Stock Split will increase the per share trading price of our Common Stock. However, the effect of the Reverse Stock Split on the per share trading price of our Common Stock cannot be predicted with any certainty, and the history of reverse stock splits for other companies is varied, particularly since some investors may view a reverse stock split negatively. It is possible that the per share trading price of our Common Stock after the Reverse Stock Split will not increase in the same proportion as the reduction in the number of our outstanding shares of Common Stock following the Reverse Stock Split, and the Reverse Stock Split may not result in a per share trading price that would attract investors who do not trade in lower priced stocks. In addition, although we believe the Reverse Stock Split may enhance the marketability of our Common Stock to certain potential investors, we cannot assure stockholders that, if implemented, our Common Stock will be more attractive to investors. Even if we implement the Reverse Stock Split, the per share trading price of our Common Stock may decrease due to factors unrelated to the Reverse Stock Split, including our future performance. If the Reverse Stock Split is consummated and the per share trading price of our Common Stock declines, the percentage decline as an absolute number and as a percentage of our overall market capitalization may be greater than might occur in the absence of the Reverse Stock Split.

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If the Reverse Stock Split does not result in a proportionate increase in the price of our Common Stock, we may be unable to meet the initial listing requirements of a principal national securities exchange.

We expect that the Reverse Stock Split will increase the market price of our Common Stock so that we will be able to meet the minimum bid price requirement under the listing rules of the NYSE American or another principal national securities exchange. However, the effect of the Reverse Stock Split on the market price of our Common Stock cannot be predicted with certainty, and the results of reverse stock splits by companies under similar circumstances have varied. It is possible that the market price of our Common Stock following the Reverse Stock Split will not increase sufficiently for us to meet the minimum price requirement. Further, the Reverse Stock Split may result in a lesser number of round lot holders (holders of at least 100 shares), which could also cause us to be noncompliant with another NYSE American rule requiring that we have at least 400 round lot holders. If we are unable meet the minimum price requirement or other requirements of the NYSE American or another principal national securities exchange for which we seek listing, we may not be unable to list our Common Stock on a principal national securities exchange.

The proposed Reverse Stock Split may decrease the liquidity of our Common Stock and result in higher transaction costs.

The liquidity of our Common Stock may be negatively impacted by the Reverse Stock Split, given the reduced number of shares that would be outstanding after the Reverse Stock Split, particularly if the per share trading price does not increase as a result of the Reverse Stock Split. In addition, if the Reverse Stock Split is implemented, it will increase the number of our stockholders who own “odd lots” of fewer than 100 shares of Common Stock. Brokerage commission and other costs of transactions in odd lots are generally higher than the costs of transactions of more than 100 shares of common stock. Accordingly, the Reverse Stock Split may not achieve the desired results of increasing marketability of our Common Stock as described above.

The Reverse Stock Split may lead to a decrease in our overall market capitalization.

The Reverse Stock Split may be viewed negatively by the market and, consequently, could lead to a decrease in our overall market capitalization. If the per share market price of our Common Stock does not increase in proportion to the Final Ratio, or following such increase, does not maintain or exceed that price, then the value of our Company, as measured by our market capitalization, will be reduced. Additionally, any reduction in our market capitalization may be magnified as a result of the smaller number of total shares of Common Stock outstanding following the Reverse Stock Split.

Procedure for Effecting Reverse Stock Split and Exchange of Stock Certificates

In order to implement the Reverse Stock Split, the Company will need to file the Certificate of Amendment with the Delaware Secretary of State. Under federal securities rules and regulations, the Company may not file the Certificate of Amendment until at least 20 calendar days after the mailing or furnishing of the Definitive Information Statement to the stockholders, and following the receipt of required regulatory processing by FINRA. Furthermore, the Company does not plan to file the Certificate of Amendment unless it receives a conditional approval by the NYSE American or another principal national securities exchange, of which there can be no assurance that any such approval will be obtained. A conditional listing approval may include material conditions, such as that the Company meets the initial share price requirements after the Reverse Stock Split, and there is no assurance that the Company will be able to meet any conditions set by the NYSE American or any other national securities exchange after the Reverse Stock Split is effected. Except as explained below with respect to fractional shares, upon the Effective Time, our shares of Common Stock will be combined automatically and without any action on the part of the stockholders, into one share of Common Stock at the Final Ratio. Upon the Effective Time, each certificate representing old shares will be deemed for all corporate purposes to evidence ownership of new shares, if approved.

As soon as practicable after the Effective Time, stockholders will be notified that the Reverse Stock Split has been effected. Our transfer agent will act as exchange agent for the Reverse Stock Split for purposes of implementing the exchange of stock certificates. Holders of old shares may (but will not be required to) surrender to the exchange agent certificates representing old shares in exchange for certificates representing new shares in accordance with the procedures to be set forth in a letter of transmittal to be sent by us or our transfer agent. No new certificates will be issued to a stockholder until such stockholder has surrendered such stockholder’s outstanding certificate(s) together with the properly completed and executed letter of transmittal to the exchange agent. stockholders should not destroy any stock certificate and should not submit any certificates until requested to do so.

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Notwithstanding stockholder approval, and without further action by the stockholders, the Board, in its sole discretion, may at any time prior to the filing of the Certificate of Amendment with the Delaware Secretary of State, delay or abandon the Reverse Stock Split.

STOCKHOLDERS SHOULD NOT DESTROY ANY STOCK CERTIFICATES AND SHOULD NOT SUBMIT ANY CERTIFICATES UNTIL NOTIFIED OF THE REVERSE STOCK SPLIT EFFECTIVE TIME.

Cash In Lieu of Fractional Shares

We do not intend to issue any fractional shares of our Common Stock in connection with the Reverse Stock Split. In lieu thereof, we expect that any holder of our Common Stock who would otherwise be entitled to receive a fractional share (after aggregating all shares, including any fractions thereof, issuable to such holder) will instead be entitled, following the Effective Time, to receive a cash payment, without interest, equal to (i) the fraction of a share to which such holder would otherwise be entitled multiplied by (ii) the average of the closing sales prices per share of our Common Stock (as adjusted to give effect to the Reverse Stock Split) on the OTCQX Best Market during regular trading hours on the five consecutive trading days preceding, and including, the date of the Effective Time. After the Effective Time, holders of fractional shares of our Common Stock will have no further interest or rights with respect to such fractional shares (including voting rights and rights to dividends/distributions), except to receive such cash payment therefor. This payment of cash in lieu of fractional shares will reduce the number of holders of our Common Stock to the extent there are such holders who before the Effective Time hold fewer shares of our Common Stock than the whole number set by our Board in the Final Ratio.

Under the escheatment laws of the various jurisdictions where our stockholders reside, where we are domiciled, and where cash funds are deposited, funds due to holders of our Common Stock in payment for fractional shares that are not timely claimed after the Effective Time may be required to be paid to the designated agent for such jurisdictions. Thereafter, such holders otherwise entitled to receive such funds may have to seek to obtain them directly from the jurisdiction to which they were paid.

Accounting Matters

The Certificate of Amendment is not expected to affect the Common Stock capital account on our balance sheet. As of the Effective Time, the stated capital on our balance sheet attributable to our Common Stock is expected to be reduced proportionately based on the selected exchange ratio, and the additional paid-in capital account is expected to be credited with the amount by which the stated capital is reduced. In future financial statements, we would restate net income or loss per share and other per share amounts for periods ending before the Reverse Stock Split to give retroactive effect to the Reverse Stock Split. The per share net income or loss and net book value of our Common Stock would be increased because there would be fewer shares of our Common Stock outstanding.

No Dissenters’ Rights

Under the DGCL, our stockholders are not entitled to dissenters’ rights or appraisal rights with respect to the Reverse Stock Split described in this Information Statement, and we will not independently provide our stockholders with any such rights.

Potential Anti-Takeover Effect

The Reverse Stock Split will result in a relative increase in the number of authorized but unissued shares of our Common Stock due to a decrease in the number of issued shares of our Common Stock. Under certain circumstances, this may be construed as having an anti-takeover effect. Although the Reverse Stock Split is not designed or intended for any such purpose, the availability of additional authorized but unissued shares of our Common Stock may make more difficult or discourage a merger, tender offer, or proxy contest, a change in control of our company, and/or the removal of management, which our stockholders might otherwise deem favorable. For example, our Board could issue additional shares of our Common Stock (i) to create voting impediments or frustrate a third-party attempt to takeover or otherwise gain control of our company because such issuance would dilute the voting power of the then-outstanding shares of our Common Stock or (ii) to purchasers who support our Board in opposing a takeover bid that our Board determines not to be in the best interests of us and our stockholders. However, our Board is not currently aware of any attempt (or contemplated attempt) to acquire control of our company, and the Reverse Stock Split is not part of any plan by our Board to recommend or implement a series of anti-takeover measures.

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Certain Material U.S. Federal Income Tax Consequences of the Reverse Stock Split to U.S. Holders

The following summary describes certain material U.S. federal income tax consequences of the Reverse Stock Split to certain U.S. Holders (as defined below) of our Common Stock, but does not purport to be a complete analysis of all potential tax effects. This discussion is based on provisions of the Internal Revenue Code of 1986, as amended (the “Code”), U.S. Treasury Regulations thereunder and administrative rulings, court decisions and other legal authorities related thereto, each as in effect as of the date of this Information Statement and all of which are subject to change or differing interpretations. Any such change or differing interpretation, which may or may not be retroactive, could alter the tax consequences described herein. This discussion is included for general informational purposes only and does not purport to consider all aspects of U.S. federal income taxation that might be relevant to a U.S. Holder in such U.S. Holder’s particular circumstances. This summary is limited to U.S. Holders.

The discussion below only addresses U.S. Holders who hold our Common Stock as a capital asset within the meaning of Section 1221 of the Code (generally, property held for investment). It does not address all aspects of U.S. federal income tax that may be relevant to stockholders subject to special rules, such as brokers or dealers in securities or foreign currencies, stockholders that are not U.S. Holders, regulated investment companies, real estate investment trusts, traders in securities who mark to market, banks, financial institutions or insurance companies, mutual funds, stockholders holding their stock through individual retirement or other tax-deferred accounts, tax-exempt organizations, stockholders holding their stock as “qualified small business stock” pursuant to Section 1202 of the Code or as Section 1244 stock for purposes of the Code, stockholders who acquired their stock in connection with the exercise of employee stock options or other employee plans or compensatory arrangements, stockholders whose functional currency is not the U.S. dollar, partnerships or other entities classified as partnerships, S corporations or disregarded entities for U.S. federal income tax purposes (or persons holding our common stock through such entities), stockholders who hold their stock as part of an integrated investment (including a “straddle,” a pledge against currency risk, a hedge or other “constructive” sale or “conversion” transaction) comprised of shares of our common stock and one or more other positions, stockholders who exercise dissenters’ or appraisal rights, or stockholders who may have acquired their stock in a transaction subject to the gain rollover provisions of Section 1045 of the Code. In addition, this summary does not address any tax consequences under state, local or non-U.S. tax laws, or under estate, gift, excise or other tax laws (other than certain U.S. federal income tax consequences of the Reverse Stock Split), any alternative minimum tax, the Medicare contribution tax on net investment income, the special tax accounting rules under Section 451(b) of the Code, the tax consequences of transactions effectuated prior or subsequent to, or concurrently with, the Reverse Stock Split (whether or not any such transactions are consummated in connection with the Reverse Stock Split), or the tax consequences to holders of options, warrants (including pre-funded warrants) or other rights to acquire our common stock.

For purposes of this discussion, a “U.S. Holder” means a beneficial owner of shares of our common stock that is any of the following:

1.	an individual who is a citizen or resident of the United States or someone treated as a U.S. citizen or resident for U.S. federal income tax purposes;
2.	a corporation (or other entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state thereof, or the District of Columbia;
3.	an estate, the income of which is subject to U.S. federal income taxation regardless of its source; or
4.	a trust if (i) a U.S. court can exercise primary supervision over the trust’s administration and one or more “United States persons” (within the meaning of Section 7701(a)(30) of the Code) are authorized or have the authority to control all substantial decisions of the trust or (ii) it has a valid election in effect under applicable U.S. Treasury Regulations to be treated as a United States person for U.S. federal income tax purposes.

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If a partnership (including any entity or arrangement treated as a partnership for U.S. federal income tax purposes) holds shares of our common stock, the tax treatment of a partner in the partnership generally will depend upon the status of the partner and the activities of the partnership. Partnerships holding our common stock and the partners therein should consult their tax advisors regarding the tax consequences to them of the Reverse Stock Split.

Our view regarding the tax consequences of the Reverse Stock Split is not binding on the Internal Revenue Service (the “IRS”) or the courts. We have not sought, and do not intend to seek, any tax opinion from counsel or any tax ruling from the IRS with respect to any of the statements made in this summary. There can be no assurance that the IRS will not take a position contrary to these statements or that a contrary position taken by the IRS would not be sustained by a court. Accordingly, each stockholder should consult with such stockholder’s own tax advisor with respect to all of the potential tax consequences to such stockholder of the Reverse Stock Split.

STOCKHOLDERS SHOULD CONSULT THEIR TAX ADVISORS WITH RESPECT TO THE TAX CONSEQUENCES OF THE REVERSE STOCK SPLIT ARISING UNDER U.S. FEDERAL, STATE, OR LOCAL OR NON-U.S. INCOME OR NON-INCOME TAX LAW OR UNDER ANY APPLICABLE INCOME TAX TREATY.

Tax Consequences of the Reverse Stock Split

We intend to treat the Reverse Stock Split as a “recapitalization” for U.S. federal income tax purposes. As a result, a U.S. Holder generally should not recognize gain or loss in the Reverse Stock Split, except with respect to cash received in lieu of a fractional share of common stock (as described below). A U.S. Holder’s aggregate tax basis in the reduced number of shares of common stock should equal the U.S. Holder’s aggregate tax basis in its pre-Reverse Stock Split shares of common stock exchanged (excluding any portion of such basis that is allocated to any fractional share of common stock), and such U.S. Holder’s holding period in the reduced number of shares of common stock should include the holding period in its pre-Reverse Stock Split shares of our common stock exchanged. U.S. Treasury Regulations provide detailed rules for allocating the tax basis and holding period of the shares of common stock surrendered to the shares of common stock received in a recapitalization pursuant to the Reverse Stock Split. U.S. Holders should consult their tax advisors as to application of the foregoing rules where shares of common stock were acquired at different times or at different prices.

A U.S. Holder who receives cash in lieu of a fractional share of common stock pursuant to the Reverse Stock Split is expected to recognize capital gain or loss in an amount equal to the difference, if any, between the amount of cash received and the portion of the U.S. Holder’s tax basis in the shares of common stock surrendered that is allocated to such fractional share of common stock. Such capital gain or loss should be long-term capital gain or loss if the U.S. Holder’s holding period for the common stock surrendered in the Reverse Stock Split exceeds one year at the time of the Reverse Stock Split. Long-term capital gains of non-corporate U.S. Holders generally are subject to preferential tax rates. There are limitations on the deductibility of capital losses under the Code.

A holder of common stock may be subject to information reporting and backup withholding on cash paid in lieu of fractional shares in connection with the Reverse Stock Split. To avoid backup withholding, each holder of common stock that does not otherwise establish an exemption should provide its taxpayer identification number and comply with the applicable certification procedures. Backup withholding is not an additional tax. Any excess amounts withheld under the backup withholding rules generally will be allowed as a refund or credit against a holder’s U.S. federal income tax liability, provided the required information is timely and properly furnished to the IRS. Holders of common stock should consult their tax advisors regarding their qualification for an exemption from backup withholding and the procedures for obtaining such an exemption, as well as the procedures for obtaining a credit or refund if backup withholding is imposed.

The preceding discussion is intended only as a summary of certain material U.S. federal income tax consequences of the Reverse Stock Split. It is not a complete analysis or discussion of all potential tax effects that may be important to a particular holder. All holders of our common stock should consult their own tax advisors as to the specific tax consequences of the Reverse Stock Split for them, including record retention and tax reporting requirements, the applicability and effect of any U.S. federal, state, or local or non-U.S. tax laws, and the impact of any potential change in tax law.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information regarding beneficial ownership of our capital stock as of September 26, 2025 by:

●	each person, or group of affiliated persons, known by us to beneficially own more than 5% of our common stock;

●	each of our directors;

●	each of our named executive officers; and

●	all of our current executive officers and directors as a group.

The percentage ownership information shown in the table prior to this offering is based on 53,673,722 shares of Common Stock outstanding as of September 26, 2025. We have determined beneficial ownership in accordance with the rules of the SEC. These rules generally attribute beneficial ownership of securities to persons who possess sole or shared voting power or investment power with respect to those securities. In addition, the rules include shares of common stock issuable pursuant to the exercise of stock options or warrants that are either immediately exercisable or exercisable on or before November 25, 2025, which is 60 days after September 26, 2025. These shares are deemed to be outstanding and beneficially owned by the person holding those options or warrants for the purpose of computing the percentage ownership of that person, but they are not treated as outstanding for the purpose of computing the percentage ownership of any other person. Unless otherwise indicated, we believe based on information provided to us, the persons or entities identified in this table have sole voting and investment power with respect to all shares shown as beneficially owned by them, subject to applicable community property laws. The table below excludes any potential purchases in this offering by the beneficial owners identified in the table below.

Except as otherwise noted below, the address for each person or entity listed in the table is c/o Reed’s, Inc., 501 Merritt 7 Corporate Park, Norwalk, Connecticut 06851.

Name and Address of Beneficial Owner	Number of Shares Beneficially Owned	Percentage of Shares Beneficially Owned
Greater Than 5% Stockholders:
D&D Source of Life Holding Ltd.(1)	28,472,531	52.8%
Named Executive Officers and Directors:
Norman E. Snyder, Jr.(2)	89,983	*
Joann Tinnelly(3)	34,996	*
Chris Burleson(4)	24,160	*
Shufen Deng	—	—
Cyril A. Wallace, Jr.	—	—
Sam Van	—	—
Rudolf Bakker	—	—
Michael C. Tu	—	—
All current executive officers and directors as a group (8 persons)	—	—

*	Represents beneficial ownership of less than 1%.

(1)	Consists of (a) 28,240,423 shares of Common Stock held by D&D and (b) 232,108 shares of Common Stock issuable upon the exercise of certain warrants held by D&D. All outstanding shares of D&D are held by Era Regenerative Medicine Ltd. (“ERM”), a holding company. Dai Siqi is the sole director of ERM, and may be deemed to have shared voting, investment and dispositive power with respect to the securities held by D&D. Dai Siqi disclaims beneficial ownership in the securities held by D&D except for his pecuniary interest therein as sole director of ERM. The address of D&D is Genesis Building, 5th Floor, Genesis Close, George Town, PO Box 446, Grand Cayman, Cayman Islands, KY1-1106. The address of each of ERM and Dai Siqi is Unit 8, 3/F, Qwomar Trading Complex, Blackburne Road, Port Purcell, Road Town Tortola, D8, VG1110.

(2)	Mr. Snyder retired from his roles as Chief Executive Officer and a member of our board of directors in April 2025. This information has been partly obtained from filings under Section 16 of the Exchange Act. Consists of (a) 19,163 shares of Common Stock, (b) 67,964 shares of Common Stock subject to outstanding stock options that are exercisable within 60 days of September 26, 2025 and (d) 2,856 shares issuable upon the exercise of warrants to purchase Common Stock.

(3)	Ms. Tinnelly ceased serving as Chief Accounting Officer in July 2025. This information has been partly obtained from filings under Section 16 of the Exchange Act. Consists of (a) 3,687 shares of Common Stock and (b) 31,309 shares of Common Stock subject to outstanding stock options that are exercisable within 60 days of September 26, 2025.

(4)	Mr. Burleson resigned from his role as Chief Commercial Officer in September 2025. This information has been partly obtained from filings under Section 16 of the Exchange Act.

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INTEREST OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON

No director, executive officer, associate of any director or executive officer, or any other person has any substantial interest, direct or indirect, by security holdings or otherwise, resulting from the matter to be acted upon as set forth in this Information Statement, which is not shared by all other stockholders pro rata, and in accordance with their respective interests.

COSTS AND MAILING

The Company will pay all costs associated with the distribution of this Information Statement, including the costs of printing and mailing. The Company has asked or will ask brokers and other custodians, nominees and fiduciaries to forward this Information Statement to the beneficial owners of the Common Stock held of record by such persons and will reimburse such persons for out-of-pocket expenses incurred in forwarding such material.

HOUSEHOLDING

The SEC has adopted rules that permit companies and intermediaries (such as banks and brokers) to satisfy the delivery requirements for these materials with respect to two or more stockholders sharing the same address by delivering a single set of materials addressed to those stockholders. This practice, known as “householding”, is designed to reduce the volume of duplicate information and reduce printing and postage costs.

If you and one or more stockholders share the same address, it is possible that only one Information Statement was delivered to your address. Any registered stockholder who wishes to receive a separate copy of the Information Statement at the same address now or in the future may mail a request to receive separate copies to the Company at 501 Merritt 7 Corporate Park, Norwalk, Connecticut 06851, attention: Doug McCurdy, Chief Financial Officer, or by telephone at 1-800-997-3337, and the Company will promptly deliver the Information Statement to you upon your request. Stockholders who received multiple copies of this Information Statement at a shared address and who wish to receive a single copy may direct their request to the same address.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

Please read all sections of this Information Statement carefully. The Company is subject to the informational requirements of the Exchange Act, and in accordance therewith files reports, proxy statements and other information including annual and quarterly reports on Form 10-K and 10-Q with the SEC. Reports and other information filed by the Company can be inspected and copied at the public reference facilities maintained at the SEC at Room 1024, 450 Fifth Street, N.W., Washington, DC 20549. Copies of such material can be obtained upon written request addressed to the SEC, Public Reference Section, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The Company’s filings also are available to you free of charge at the SEC’s website at http://www.sec.gov or on the Company’s website at https://investor.reedsinc.com/. The information found on our website is not part of this Information Statement or any other report we file with, or furnish to, the SEC.

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APPENDIX A

FORM OF CERTIFICATE OF AMENDMENT

OF THE

CERTIFICATE OF INCORPORATION

OF

REED’S, INC.

Reed’s, Inc. (the “Corporation”), a corporation duly organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “DGCL”), hereby certifies that:

FIRST: The Corporation was incorporated under the name Reed’s, Inc. by the filing of its original Certificate of Incorporation with the Secretary of State of the State of Delaware on September 7, 2001 (as amended, the “Certificate of Incorporation”).

SECOND: This Certificate of Amendment to the Certificate of Incorporation (this “Certificate of Amendment”) amends the provisions of the Certificate of Incorporation.

THIRD: This Certificate of Amendment has been approved and adopted by the Corporation’s Board of Directors and stockholders in accordance with Section 242 of the DGCL.

FOURTH: Upon this Certificate of Amendment becoming effective, ARTICLE FOUR of the Certificate of Incorporation is hereby amended by adding the following at the end thereof:

Upon the effectiveness of the Certificate of Amendment to the Certificate of Incorporation first inserting this sentence (the “Reverse Split Effective Time”), each three (3) to nine (9) issued shares of Common Stock immediately prior to the Reverse Split Effective Time shall be combined into one validly issued, fully paid and non-assessable share of Common Stock, automatically and without any action by the Corporation or the holder thereof, with the exact ratio within, and inclusive of, three (3) to nine (9) shares to be determined by the Corporation’s Board of Directors prior to the Reverse Split Effective Time and be publicly announced by the Corporation (such combination of shares, the “Reverse Stock Split”).

The Reverse Stock Split shall occur automatically, without any action by the holders of the shares of Common Stock and whether or not any certificates representing such shares have been surrendered to the Corporation. Each certificate that immediately prior to the Reverse Split Effective Time represented shares of Common Stock shall thereafter, automatically and without presenting the same for exchange, represent that number of shares of Common Stock into which the shares of Common Stock represented by such certificate shall have been combined, subject to any elimination of fractional interests; provided that the Corporation shall not be obligated to issue certificates evidencing the shares of Common Stock issuable as a result of the Reverse Stock Split unless the existing certificate(s) evidencing the applicable shares of Common Stock prior to the Reverse Stock Split are surrendered to the Corporation (or unless the holder thereof notifies the Corporation that such certificate(s) have been lost, stolen or destroyed and executes a lost certificate affidavit and agreement reasonably acceptable to the Corporation, which may include a requirement to post a bond, to indemnify the Corporation against any claim that may be made against the Corporation on account of such alleged loss, theft or destruction).

FIFTH: Prior to this Certificate of Amendment becoming effective, the Corporation’s Board of Directors determined that each [●] ([●]) issued shares of Common Stock be reclassified and combined into one (1) validly issued, fully paid and non-assessable share of Common Stock.

SIXTH: This Certificate of Amendment shall become effective at 5:00 p.m. Eastern Time on [●], 2025.

*       *        *

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IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment of Certificate of Incorporation to be signed by the ________________________ of the Corporation on __________, 2025.

REED’S, INC.

By:
Name:	Doug McCurdy
Title:	Chief Financial Officer

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